UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2012

(Exact name of registrant as specified in charter)

001-11302
(Commission File Number)
OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

KeyCorp held its 2012 Annual Meeting of Shareholders on May 17, 2011. At the meeting, shareholders elected all fourteen of the directors nominated by the Board of Directors. Each director received a greater number of votes cast for his or her election than votes withheld from his or her election as stated below. The shareholders also ratified the appointment of Ernst & Young LLP as our independent auditors for 2012, and approved, on an advisory basis, KeyCorp’s 2012 executive compensation described in the proxy statement as well as a shareholder proposal. The following describes the final voting results from the meeting.

Issue One – Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Edward P. Campbell	703,601,230	24,740,809	91,093,340
Joseph A. Carrabba	703,149,658	25,192,381	91,093,340
Charles P. Cooley	720,220,513	8,121,526	91,093,340
Alexander M. Cutler	637,401,955	90,940,083	91,093,340
H. James Dallas	718,775,520	9,566,519	91,093,340
Elizabeth R. Gile	720,528,858	7,813,181	91,093,340
Ruth Ann M. Gillis	718,221,766	10,120,273	91,093,340
William G. Gisel, Jr.	720,498,130	7,843,909	91,093,340
Richard J. Hipple	704,137,770	24,204,269	91,093,340
Kristen L. Manos	720,383,951	7,958,088	91,093,340
Beth E. Mooney	683,071,062	45,270,977	91,093,340
Bill R. Sanford	706,364,275	21,977,764	91,093,340
Barbara R. Snyder	720,221,866	8,120,172	91,093,340
Thomas C. Stevens	707,713,143	20,628,895	91,093,340

Issue Two – Ratification of Ernst & Young LLP as independent auditors for 2012

Votes For	Votes Against	Abstentions	Broker Non-Votes
792,117,369	26,289,467	1,028,542	0

Issue Three – Advisory Approval of KeyCorp’s Executive Compensation Program

Votes For	Votes Against	Abstentions	Broker Non-Votes
696,576,601	29,109,867	2,655,570	91,093,340

Issue Four – Shareholder Proposal Requesting the Establishment of a Policy Requiring that the Chairman be an Independent Director

Votes For	Votes Against	Abstentions	Broker Non-Votes
389,063,993	334,094,638	5,168,265	91,093,340

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP
(Registrant)

Date: May 18, 2012	By:	/s/ Paul N. Harris
Paul N. Harris Secretary and General Counsel

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